Amendment No. 1 to the Pricing Supplement dated September 24, 2013 (To the Prospectus dated July 19, 2013 and the Prospectus Supplement dated July 19, 2013)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-190038

This Amendment No. 1 is being filed solely to correct a typographical error in the description of the Coupon Observation Dates for the Notes.

$470,000 Notes due September 29, 2020 Linked to the Performance of a Basket of 10 Common Stocks Global Medium-Term Notes, Series A

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Basket Initial Valuation Date:	September 24, 2013

Issue Date:	September 30, 2013

Basket Final Valuation Date:	September 24, 2020*

Maturity Date:	September 29, 2020**

Denominations:	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Reference Asset:	An equally-weighted basket comprised of the following common stocks (each common stock a “Basket Component”, and all common stocks in the basket collectively, the “Basket Components”):

Common Stock of:	Bloomberg Professional® Service Page	Initial Price
Starbucks Corporation	SBUX UW <Equity>	$76.55
Wells Fargo & Company	WFC UN <Equity>	$41.73
Exelon Corporation	EXC UN <Equity>	$30.52
Eli Lilly and Company	LLY UN <Equity>	$52.43
Walgreen Co.	WAG UN <Equity>	$55.39
Lockheed Martin Corporation	LMT UN <Equity>	$128.14
AT&T Inc.	T UN <Equity>	$34.09
Verizon Communications Inc.	VZ UN <Equity>	$47.27
Darden Restaurants, Inc.	DRI UN <Equity>	$46.42
Intel Corporation	INTC UW <Equity>	$23.69

Coupon Rate:	For a Coupon Payment Date, the Coupon Rate will be the greater of (a) a percentage equal to the arithmetic average of the Stock Performances of the Basket Components on the applicable Coupon Observation Date, and (b) the Minimum Coupon Percentage.

Stock Performance:

With respect to a Basket Component on a Coupon Observation Date, the Stock Performance for such Basket Component will be a percentage determined as follows:

•       if the Stock Return on such day is greater than or equal to 0%, the Return Cap;

•       if the Stock Return on such day is less than 0% but is greater than the Return Floor, the Stock Return; or

•       if the Stock Return on such day is less than or equal to the Return Floor, the Return Floor.

Stock Return:

With respect to a Basket Component on a Coupon Observation Date, the performance of such Basket Component from its Initial Price to its Final Price on such Coupon Observation Date, expressed as a percentage and calculated as follows:

Final Price – Initial Price

Initial Price

Return Cap:	With respect to each Basket Component, 6.00%.

Return Floor:	-15.00%

Minimum Coupon Percentage:	2.00%

Payment at Maturity:

At maturity, you will receive (subject to our credit risk) the principal amount of your Notes plus the final Coupon Payment.

Any payment on the Notes, including any Coupon Payments or the repayment of the principal amount of your Notes at maturity, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this pricing supplement.

[Terms of the Notes Continue on the Next Page]

	Initial Issue Price†	Price to Public	Agent’s Commission‡	Proceeds to Barclays Bank PLC
Per Note	$1,000	100%	3.50%	96.50%
Total	$470,000	$470,000	$16,450	$453,550

†	Our estimated value of the Notes on the Initial Valuation Date, based on our internal pricing models, is $947.20 per Note. The estimated value is less than the initial issue price of the Notes. See “Additional Information Regarding Our Estimated Value of the Notes” on page PS-4 of this pricing supplement.
‡	Barclays Capital Inc. will receive commissions from the Issuer equal to 3.50% of the principal amount of the Notes, or $35.00 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-4 of the prospectus supplement and “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Terms of the Notes, continued

Coupon Observation Dates*:

September 24 of each calendar year, starting from and including September 24, 2014 and ending on and including the Basket Final Valuation Date (which will be the Coupon Observation Date with respect to the final Coupon Payment Date occurring on the Maturity Date).

If a scheduled Coupon Observation Date is not a Scheduled Trading Day (as defined in the accompanying Prospectus Supplement), then the applicable Coupon Observation Date will be the next succeeding Scheduled Trading Day.

Coupon Payment Dates:	With respect to a Coupon Observation Date, the third business day following such Coupon Observation Date, provided that the Coupon Payment Date with respect to the final Coupon Observation Date shall be the Maturity Date.

Coupon Payment:	The Coupon Payment per $1,000 principal amount Note payable on a Coupon Payment Date will equal $1,000 multiplied by the Coupon Rate for that Coupon Payment Date.

Initial Price:	With respect to each Basket Component, the Closing Price of each such Basket Component on the Basket Initial Valuation Date, as set forth in the table above.

Final Price:	With respect to a Basket Component on a Coupon Observation Date, the Closing Price of such Basket Component on such Coupon Observation Date.

Closing Price:

With respect to a Basket Component on a valuation date, the official closing price per share of such Basket Component as displayed on the applicable Bloomberg Professional® service page as set forth in the table above or any successor page on Bloomberg Professional® service or any successor service, as applicable.

In certain circumstances, the closing price per share of a Basket Component will be based on the alternate calculation as described in “Reference Asset—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06741TG92 / US06741TG927

*	Subject to postponement in the event of a market disruption event and as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.
**	Subject to postponement in the event of a market disruption event and as described under “Terms of the Notes – Maturity Date” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated July 19, 2013

http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•	Prospectus Supplement dated July 19, 2013

http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

ADDITIONAL INFORMATION REGARDING OUR ESTIMATED VALUE OF THE NOTES

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Initial Valuation Date is based on our internal funding rates. Our estimated value of the Notes may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Notes on the Initial Valuation Date is less than the initial issue price of the Notes. The difference between the initial issue price of the Notes and our estimated value of the Notes results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

Our estimated value on the Initial Valuation Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Initial Valuation Date for a temporary period expected to be approximately six months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes which we will no longer expect to incur over the term of the Notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Notes based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement.

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE ON YOUR NOTES

The examples set forth below are provided for illustration purposes only. Terms in the tables and examples below are purely hypothetical and do not relate to any actual Closing Price, Initial Price, Final Price or Stock Performance of any of the Basket Components. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical and do not purport to be representative of every possible scenario concerning increases or decreases in the Closing Price of any Basket Component on any Coupon Observation Date or Basket Final Valuation Date relative to their Closing Prices on the Basket Initial Valuation Date. We cannot predict the Stock Performance of any of the Basket Components.

The following examples assume the Notes are held until the Maturity Date and illustrate the potential total return over the term of the Notes based upon an initial investment of $1,000, and assume that the Closing Prices of the Basket Components are as indicated. The numbers appearing in the following tables and examples have been rounded for ease of analysis. The examples reflect the Return Cap of 6.00%, the Return Floor of -15.00% and the Minimum Coupon Percentage of 2.00%.

The following examples do not take into account the tax consequences of an investment in the Notes and assume that no Market Disruption Event has occurred or is continuing on any Coupon Observation Date.

Example 1: As of each Coupon Observation Date, the Final Price of each Basket Component has increased from its respective Initial Price. On all Coupon Observation Dates, therefore, the Stock Performance of each Basket Component is equal to the Return Cap.

TABLE OF HYPOTHETICAL STOCK PERFORMANCES

Basket Components	Initial Price ($)	Final Price ($)
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
SBUX	76.55	82.67	81.91	81.53	83.44	82.29	84.21	83.06
WFC	41.73	45.07	44.65	44.44	45.49	44.86	45.90	45.28
EXC	30.52	32.96	32.66	32.50	33.27	32.81	3.57	33.11
LLY	52.43	56.62	56.10	55.84	57.15	56.36	57.67	56.89
WAG	55.39	59.82	59.27	58.99	60.38	59.54	60.93	60.10
LMT	128.14	138.39	137.11	136.47	139.67	137.75	140.95	139.03
T	34.09	36.82	36.48	36.31	37.16	36.65	37.50	36.99
VZ	47.27	51.05	50.58	50.34	51.52	50.82	52.00	51.29
DRI	46.42	50.13	49.67	49.44	50.60	49.90	51.06	50.37
INTC	23.69	25.59	25.35	25.23	25.82	25.47	26.06	25.70

Basket Components	Initial Price ($)	Stock Performance****
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
SBUX	76.55	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
WFC	41.73	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
EXC	30.52	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
LLY	52.43	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
WAG	55.39	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
LMT	128.14	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
T	34.09	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
VZ	47.27	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
DRI	46.42	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
INTC	23.69	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
Average of Stock Performances:		6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
Minimum Coupon Percentage:		2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Coupon Rate:		6.000%	6.000%	6.000%	6.000%	6.000%	6.000%	6.000%
Hypothetical Coupon Payments:		$60.00	$60.00	$60.00	$60.00	$60.00	$60.00	$60.00

*****	Equal to(i) the Return Cap if the Stock Return is greater than or equal to 0%; (ii) the Stock Return if the Stock Return is less than 0% but is greater than the Return Floor and (iii) the Return Floor if the Stock Return is less than or equal to the Return Floor.

Because the Stock Return of each Basket Component on each Coupon Observation Date is greater than or equal to 0%, the Stock Performance for each such Basket Component on each Coupon Observation Date is equal to the Return Cap. As the arithmetic average of the Stock Performances of the Basket Components on each Coupon Observation Date is equal to the Return Cap, the Coupon Rate for each Coupon Payment Date is equal to the Return Cap and the Coupon Payment on each Coupon Payment Date is calculated per $1,000 principal amount Note as follows:

[$1,000 × Return Cap]

[$1,000 × 6.00%] = $60.00

Therefore, the Coupon Payment per $1,000 principal amount Note would be $60.00 on each Coupon Payment Date and the sum of the Coupon Payments on the Notes would be $420.00 per $1,000 principal amount Note.

The foregoing example illustrates that you will not fully benefit from a positive Stock Return to the extent that such Stock Return exceeds the Return Cap. If, with respect to a Basket Component, the Stock Return is equal to or greater than 0%, the Stock Performance with respect to such Basket Component will be equal to the Return Cap, regardless of whether or not the Stock Return was greater than the Return Cap. As a result, the maximum sum of annual Coupon Payments that you may receive for your Notes is $420.00 per $1,000 principal amount Note that you hold.

Example 2: As of each Coupon Observation Date, the Final Prices of some Basket Components have decreased from their respective Initial Prices, while the Final Prices of some of the Basket Components have increased. On certain Coupon Observation Dates, the Stock Returns of some Basket Components have fallen below the Return Floor.

TABLE OF HYPOTHETICAL STOCK PERFORMANCES

Basket Components	Initial Price ($)	Final Price ($)
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
SBUX	76.55	59.43	76.61	76.61	77.33	78.04	70.88	70.88
WFC	41.73	34.35	40.36	40.36	44.70	44.29	40.15	40.15
EXC	30.52	24.97	29.79	32.80	32.50	32.50	32.20	32.20
LLY	52.43	42.59	50.80	55.41	55.41	54.90	54.90	54.90
WAG	55.39	40.45	46.30	46.30	52.64	52.15	52.15	52.15
LMT	128.14	102.61	118.68	118.68	133.52	133.52	121.16	121.16
T	34.09	27.66	31.82	31.82	35.99	35.99	31.99	31.99
VZ	47.27	38.19	45.55	49.69	49.69	49.23	49.23	49.23
DRI	46.42	38.35	45.29	49.91	49.91	49.44	44.82	44.82
INTC	23.69	18.32	21.30	21.30	23.84	23.61	23.61	23.61

Basket Components	Initial Price ($)	Stock Performance****
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
SBUX	76.55	-15.00%	6.00%	6.00%	6.00%	6.00%	-1.00%	-1.00%
WFC	41.73	-15.00%	-2.50%	-2.50%	6.00%	6.00%	-3.00%	-3.00%
EXC	30.52	-15.00%	-1.00%	6.00%	6.00%	6.00%	6.00%	6.00%
LLY	52.43	-15.00%	-1.00%	6.00%	6.00%	6.00%	6.00%	6.00%
WAG	55.39	-15.00%	-5.00%	-5.00%	6.00%	6.00%	6.00%	6.00%
LMT	128.14	-15.00%	-4.00%	-4.00%	6.00%	6.00%	-2.00%	-2.00%
T	34.09	-15.00%	-4.50%	-2.50%	6.00%	6.00%	-4.00%	-4.00%
VZ	47.27	-15.00%	-1.00%	6.00%	6.00%	6.00%	6.00%	6.00%
DRI	46.42	-15.00%	-2.00%	6.00%	6.00%	6.00%	6.00%	2.50%
INTC	23.69	-15.00%	-3.50%	6.00%	6.00%	6.00%	6.00%	6.00%
Average of Stock Performances:		-15.00%	-1.85%	2.20%	6.00%	6.00%	2.60%	2.25%
Minimum Coupon Percentage:		2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Coupon Rate:		2.00%	2.00%	2.20%	6.00%	6.00%	2.60%	2.25%
Hypothetical Coupon Payments:		$20.00	$20.00	$22.00	$60.00	$60.00	$26.00	$22.50

*	Equal to the Return Cap if the Stock Return is greater than or equal to 0%; equal to the Stock Return if the Stock Return is less than 0% but is greater than the Return Floor; equal to the Return Floor if the Stock Return is less than or equal to the Return Floor.

On the first Coupon Observation Date, the Stock Returns of all Basket Components were negative and, in each case, less than the Return Floor. On the second Coupon Observation Date, although the Stock Returns of some Basket Components were positive, the average of Stock Performances was negative. Because the average of the Stock Performances for both the first and second Coupon Observation Dates is less than the Minimum Coupon Percentage of 2.00% and the Coupon Rate may not be less than the Minimum Coupon Percentage, the Coupon Payment for the first Coupon Payment Date and the second Coupon Payment Date will be calculated as follows:

First Coupon Observation Date: [$1,000 × Minimum Coupon Percentage], or [$1,000 × 2.00%] = $20.00

Second Coupon Observation Date: [$1,000 × Minimum Coupon Percentage], or [$1,000 × 2.00%] = $20.00

On the third, sixth and seventh Coupon Observation Dates, (i) the Stock Returns of some Basket Components were greater than 0% thereby resulting in the Stock Performance for each such Basket Component being equal to the Return Cap; and (ii) the Stock Returns of some Basket Components were less than 0% but greater than the Return Floor thereby resulting in the Stock Performance for each such Basket Component being equal to its respective Stock Return. The Coupon Rate for the third, sixth and seventh Coupon Payment Dates will be equal to the arithmetic average of the Stock Performances of the Basket Components. Accordingly, the Coupon Payments for the third, sixth and seventh Coupon Payment Dates will be calculated per $1,000 principal amount Note as follows:

Third Coupon Observation Date: [$1,000 × Average Stock Performance] or [$1,000 × 2.20%] = $22.00

Sixth Coupon Observation Date: [$1,000 × Average Stock Performance] or [$1,000 × 2.60%] = $26.00

Seventh Coupon Observation Date: [$1,000 × Average Stock Performance] or [$1,000 × 2.25%] = $22.50

On the fourth and fifth Coupon Observation Dates, the Stock Returns of all Basket Components were positive, thereby resulting in the Stock Performance for each such Basket Component being equal to the Return Cap. Accordingly, the Coupon Payments for the fourth and fifth Coupon Payment Dates will be calculated per $1,000 principal amount Note as follows:

Fourth Coupon Observation Date: [$1,000 × Return Cap], or [$1,000 × 6.00%] = $60.00

Fifth Coupon Observation Date: [$1,000 × Return Cap], or [$1,000 × 6.00%] = $60.00

Therefore, the sum of the Coupon Payments on the Notes is $230.50 per $1,000 principal amount Note.

Example 3: As of each Coupon Observation Date, the Final Price of each Basket Component has decreased from its respective Initial Price and the arithmetic average of the Stock Performances is less than the Minimum Coupon Percentage. On certain Coupon Observation Dates, the Stock Returns of some or all of the Basket Components have fallen below the Return Floor.

TABLE OF HYPOTHETICAL STOCK PERFORMANCES

Basket Components	Initial Price ($)	Final Price ($)
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
SBUX	76.55	63.54	76.17	71.96	72.72	74.25	74.25	74.25
WFC	41.73	34.64	40.69	40.06	40.90	41.31	41.31	41.31
EXC	30.52	25.33	30.06	29.91	30.21	29.91	29.91	29.91
LLY	52.43	43.52	51.38	51.91	49.81	51.38	51.38	51.38
WAG	55.39	45.97	54.84	54.84	52.62	54.84	54.84	54.84
LMT	128.14	106.36	124.30	125.58	125.58	126.86	126.86	126.86
T	34.09	28.29	32.90	33.07	33.75	33.41	33.41	33.41
VZ	47.27	39.23	45.62	45.85	46.80	46.32	46.32	46.32
DRI	46.42	38.53	45.72	44.10	45.49	45.49	45.49	45.49
INTC	23.69	19.66	23.33	22.51	23.22	23.22	23.22	23.22

Basket Components	Initial Price ($)	Stock Performance****
	Basket Initial Valuation Date	Coupon Observation Date 1	Coupon Observation Date 2	Coupon Observation Date 3	Coupon Observation Date 4	Coupon Observation Date 5	Coupon Observation Date 6	Coupon Observation Date 7
SBUX	76.55	-15.00%	-0.50%	-6.00%	-5.00%	-3.00%	-3.00%	-3.00%
WFC	41.73	-15.00%	-2.50%	-4.00%	-2.00%	-1.00%	-1.00%	-1.00%
EXC	30.52	-15.00%	-1.50%	-2.00%	-1.00%	-2.00%	-2.00%	-2.00%
LLY	52.43	-15.00%	-2.00%	-1.00%	-5.00%	-2.00%	-2.00%	-2.00%
WAG	55.39	-15.00%	-1.00%	-1.00%	-5.00%	-1.00%	-1.00%	-1.00%
LMT	128.14	-15.00%	-3.00%	-2.00%	-2.00%	-1.00%	-1.00%	-1.00%
T	34.09	-15.00%	-3.50%	-3.00%	-1.00%	-2.00%	-2.00%	-2.00%
VZ	47.27	-15.00%	-3.50%	-3.00%	-1.00%	-2.00%	-2.00%	-2.00%
DRI	46.42	-15.00%	-1.50%	-5.00%	-2.00%	-2.00%	-2.00%	-2.00%
INTC	23.69	-15.00%	-1.50%	-5.00%	-2.00%	-2.00%	-2.00%	-2.00%
Average of Stock Performances:		-15.00%	-2.05%	-3.20%	-2.60%	-1.80%	-1.80%	-1.80%
Minimum Coupon Percentage:		2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Coupon Rate:		2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Hypothetical Coupon Payments:		$20.00	$20.00	$20.00	$20.00	$20.00	$20.00	$20.00

*	Equal to the Return Cap if the Stock Return is greater than or equal to 0%; equal to the Stock Return if the Stock Return is less than 0% but is greater than the Return Floor; equal to the Return Floor if the Stock Return is less than or equal to the Return Floor.

Because the arithmetic average of the Stock Performances for each Coupon Observation Date is less than the Minimum Coupon Percentage, and the Coupon Rate may not be less than the Minimum Coupon Percentage, the Coupon Rate will be equal to the Minimum Coupon Percentage of 2.00% on each Coupon Payment Date. Accordingly, the Coupon Payment on each Coupon Payment Date will be calculated as follows:

[$1,000 × Minimum Coupon Percentage], or [$1,000 × 2.00%] = $20.00

Therefore, the sum of the Coupon Payments on the Notes is $140.00 per $1,000 principal amount Note.

Selected Purchase Considerations

•	Market Disruption Events and Adjustments—The Basket Final Valuation Date, the Coupon Observation Dates, the Coupon Payments, the Maturity Date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

•	For a description of what constitutes a Market Disruption Event with respect to the Basket Components as well as the consequences of those Market Disruption Events, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”; and

•	For a description of further adjustments that may affect the Basket or one or more of the Basket Components, see “Reference Asset—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket.”

•	Payment at Maturity—You will receive, subject to our credit risk, 100% of the principal amount of your Notes if you hold your Notes to maturity, regardless of the performance of the Basket. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this pricing supplement.

•	Adjustments to the Basket—For a description of adjustments that may affect the Basket or one or more of the Basket Components, see “Reference Asset—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset”, “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket” and “Reference Assets—Equity Securities—Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which is an Equity Security”.

•	Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement. In addition, this discussion applies to you only if you are an initial purchaser of the Notes; if you are a secondary purchaser of the Notes, the tax consequences to you may be different.

The tax treatment of your Notes depends in part upon whether it is reasonably expected that the interest paid on the Notes during the first half of the Notes’ term will be significantly greater or less than the interest paid on the Notes during the second half of the Notes’ term (“Front or Back Loaded”). We do not expect interest on the Notes to be Front or Back Loaded and we intend to report payments on the Notes in accordance with this position. This determination is made solely for tax purposes based on currently available objective economic information and is not a prediction or guarantee of the timing or amount of the payments on your Notes. In the opinion of our special tax counsel, Sullivan & Cromwell LLP, assuming the Issuer’s position that interest on the Notes is not expected to be Front or Back Loaded is respected, it would be reasonable to treat your Notes as debt instruments subject to the rules applicable to variable rate debt instruments. This opinion assumes that the description of the terms of the Notes in this pricing supplement is materially correct. Except as otherwise noted below under “Alternative Treatments,” the discussion below assumes that the Notes will be treated as variable rate debt instruments.

If your Notes are treated as variable rate debt instruments, you will generally be taxed on any interest on the Notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. If you sell or exchange your Notes prior to maturity, you should generally recognize gain or loss, which should generally be capital gain or loss except to the extent that such gain or loss is attributable to accrued but unpaid interest. Because the amount of interest other than interest attributable to the Minimum Coupon Percentage that might be paid with respect to the Notes will not be determined until the Coupon Observation Date, it is not clear how much interest (i) an accrual basis taxpayer should treat as having accrued with respect to the Notes at the close of its taxable year and (ii) a holder that sells a Note on a day other than a Coupon Observation Date should treat as accrued but unpaid interest. You should consult your tax advisor regarding the determination of the accrued interest on your Notes.

Additionally, if you purchase your Notes for an amount that differs from the principal amount of the Notes, you may be subject to special tax rules as described in “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Market Discount and Premium.” These rules are complex and therefore individuals are urged to consult their tax advisors regarding these rules.

Alternative Treatments. Because the application of the variable rate debt instrument rules to the Notes is not entirely clear and because the Internal Revenue Service could disagree with the Issuer’s determination that interest on the Notes is not reasonably expected to be Front or Back Loaded, it is possible that the Internal Revenue Service could assert that the Notes should be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If the Notes are treated as contingent payment debt instruments, you generally would be required to accrue interest on a current basis in respect of the Notes over their term based on the comparable yield and projected payment schedule for the Notes and pay tax accordingly, even though these amounts may exceed the payments that are made annually on the Notes. You would also be required to make adjustments to your accruals if the actual amounts that you receive in any taxable year differ from the amounts shown on the projected payment schedule. In addition, any gain you may recognize on the sale or maturity of the Notes would be taxed as ordinary interest income and any loss you may recognize on the sale or maturity of the Notes would generally be ordinary loss to the extent of the interest you previously included as income without an offsetting negative adjustment and thereafter would be capital loss. You should consult your tax advisor as to the special rules that govern contingent payment debt instruments.

For a further discussion of the contingent payment debt instrument rules, please see the section titled “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

Non-U.S. Holders. Barclays currently does not withhold on payments treated as interest to non-U.S. holders in respect of instruments such as the Notes. However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any payments treated as interest at a 30% rate, unless you have provided to Barclays an appropriate and valid Internal Revenue Service Form W-8. In addition, non-U.S. holders will be subject to the general rules regarding information reporting and backup withholding as described under the heading “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Basket Components. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap”; and

•	“Risk Factors—Additional Risks Relating to Notes Which Are Characterized as Benefitting From Full Principal Protection”.

In addition to the risks described above, you should consider the following:

•	You May Not Receive Any Coupon Payments on Your Notes In Excess of the Minimum Coupon Percentage—Your only return on the Notes will be limited to the Coupon Payments over the term of the Notes. If the Closing Prices of one or more of the Basket Components have declined from the Basket Initial Valuation Date to the applicable Coupon Observation Date, resulting in negative Stock Performances for such Basket Components, any such negative Stock Performances could offset entirely the positive contribution to the Coupon Rate from any other Basket Components that have positive Stock Performances. Under these circumstances, the Coupon Rate will be equal to the Minimum Coupon Percentage of 2.00% and you will not receive any Coupon Payments in excess of such amount.

•	Credit of Issuer—The Notes are senior unsecured debt obligations of Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•	Limited Return on the Notes—The return on the Notes is limited by the Return Cap. On each Coupon Observation Date, even if the Stock Returns for one or more Basket Components are greater than the Return Cap, the Stock Performances for those Basket Components and therefore the Coupon Rate will not exceed the Return Cap. Accordingly, your return on each Coupon Payment Date will be limited, regardless of the actual appreciation of the closing prices of the Basket Components beyond the Return Cap, which may be significant. The return at maturity of the principal amount of your Notes, together with the Periodic Amounts that you receive over the term of the Notes, may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time

•	Changes in the Closing Prices of the Basket Components May Offset Each Other—The Notes are linked to an equally weighted basket consisting of the ten Basket Components, as set forth in the table on the cover page of this pricing supplement. Changes in the prices of the Basket Components from the Basket Initial Valuation Date to a Coupon Observation Date may result in Stock Performances for the Basket Components as of such Coupon Observation Date that do not correlate with each other. At a time when the Final Prices of one or more of the Basket Components on a Coupon Observation Date are greater than their respective Initial Prices, the Final Prices of the other Basket Components may not increase from their respective Initial Prices by as much or may even decline. Therefore, in calculating the Coupon Rate for the relevant Coupon Payment Date, any positive contribution by a Basket Component with a positive Stock Performance may be moderated, or completely offset, by other Basket Components with negative Stock Performances. In addition, any positive contribution by a Basket Component is limited to the Return Cap. There can be no assurance that the Final Price for any Basket Component on any Coupon Observation Date will be higher than its Initial Price or that you will receive a Coupon Payment in excess of the Minimum Coupon Percentage on any Coupon Payment Date.

•	Correlation of Performances among the Basket Components May Reduce the Return on the Notes—Performances among the Basket Components may become highly correlated from time to time during the term of the Notes, including, but not limited to, a period in which there is a substantial decline in the primary markets for the Basket Components. High correlation during periods of negative stock returns of the Basket Components could cause the Coupon Payments to equal the Minimum Coupon Percentage and adversely affect the market value of the Notes.

•	No Dividend Payments or Voting Rights—Holding the Notes is not the same as owning the common stocks that are the Basket Components of the Notes. As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the common stocks that are the Basket Components of the Notes would have. The return on your Notes will not reflect the return you would realize if you actually purchased the common stocks that are the Basket Components of the Notes.

•	The Return on Your Notes is Not Based on the Prices of the Basket Components at Any Time Other than the Closing Prices of the Basket Components on Coupon Observation Dates—The Coupon Payments will be based solely on the Closing Prices of the Basket Components on each Coupon Observation Date (subject to adjustments as described in the prospectus supplement). Therefore, if the Closing Prices of one or more Basket Components drop precipitously on any Coupon Observation Date, the Coupon Payment, if any, that you will receive on the relevant Coupon Payment Date may be significantly less than it would otherwise would have been had the Coupon Payment been linked to the prices of the Basket Components prior to such drop.

•	The Estimated Value of Your Notes Might be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market. The estimated value of your Notes on the Initial Valuation Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above may be lower if such estimated value was based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value of Your Notes is Lower Than the Initial Issue Price of Your Notes. The estimated value of your Notes on the Initial Valuation Date is lower than the initial issue price of your Notes. The difference between the initial issue price of your Notes and the estimated value of the Notes is as a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

•	The Estimated Value of the Notes is Based on Our Internal Pricing Models, Which May Prove to be Inaccurate and May be Different from the Pricing Models of Other Financial Institutions. The estimated value of your Notes on the Initial Valuation Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions which may be purchasers or sellers of Notes in the secondary market. As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models.

•	The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if any, and Such Secondary Market Prices, If Any, Will Likely be Lower Than the Initial Issue Price of Your Notes and Maybe Lower Than the Estimated Value of Your Notes. The estimated value of the Notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions (see “Many Economic and Market Factors Will Impact the Value of the Notes” below), and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes. Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the initial issue price of your Notes. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the maturity date could result in a substantial loss to you.

•	The Temporary Price at Which We May Initially Buy The Notes in the Secondary Market And the Value We May Initially Use for Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative of Future Prices of Your Notes. Assuming that all relevant factors remain constant after the Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market (if Barclays Capital Inc. makes a market in the Notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Notes on the Initial Valuation Date, as well as the secondary market value of the Notes, for a temporary period after the initial issue date of the Notes. The price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Notes.

•	We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest. We and our affiliates establish the offering price of the Notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Notes, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Notes and such compensation or financial benefit may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Notes. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Notes. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Notes. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Notes into account in conducting these activities.

•	Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•	Additional Potential Conflicts—In addition to the variety of roles that we and our affiliates play in connection with the issuance of the Notes described above under “We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest”, we also act as calculation agent and may enter into transactions to hedge our obligations under the Notes. In performing these varied duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•

Taxes—We intend to treat the Notes as subject to the special rules governing variable rate debt instruments for U.S. federal income tax purposes. If the Notes are so treated, U.S. holders will generally be required to include interest on the Notes in income at the time the interest is paid or accrued, depending on the U.S. holder’s method of accounting for tax purposes. However, it is possible that the Notes may be classified as contingent payment debt instruments. If the contingent payment debt instrument rules apply to your Notes, you may be required to accrue an amount of interest during certain periods that may exceed the amount of interest you receive on your Notes for such periods and any gain that you recognize upon the sale, exchange or maturity of the Notes will generally be treated as ordinary income. See “Material U.S. Federal Income Tax Considerations—Alternative Treatments” for a more detailed discussion of these rules.

•	Many Unpredictable Factors, Including Economic and Market Factors, Will Impact the Value of the Notes—In addition to the prices of the Basket Components on any day, the value of the Notes will be affected by a number of unpredictable factors including economic and market factors that interrelate in complex ways and the effect of one factor on the market value of the Notes may either offset or magnify the effect of another factor, including:

•	the performance of the Basket, the performance of each of the Basket Components and the volatility of the prices of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the Basket Components;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	our financial condition and hedging activities;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

The Basket Components

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by the company issuing each Basket Component can be located by reference to the respective SEC file number specified below.

The summary information below regarding each Basket Component comes from each company’s respective SEC filings. You are urged to refer to the SEC filings made by the relevant company and to other publicly available information (such as the company’s annual report) to obtain an understanding of the company’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular company. We have not undertaken any independent review or due diligence of the SEC filings of the issuer of any of the Basket Components or of any other publicly available information regarding each such issuer.

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) is a retailer of specialty coffee. The Company operates retail locations worldwide and sells whole bean coffees through its sales group, direct response business, supermarkets, and on the Internet. The Company also produces and sells bottled coffee drinks and a line of ice creams.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-20322, or its CIK Code: 0000829224. The Company’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “SBUX”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Starbucks Corporation

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$20.45	$16.80	$17.50
June 30, 2008	$18.60	$15.66	$15.74
September 30, 2008	$16.93	$13.58	$14.87
December 31, 2008	$14.80	$7.17	$9.46
March 31, 2009	$12.39	$8.27	$11.11
June 30, 2009	$15.30	$11.17	$13.89
September 30, 2009	$20.76	$12.97	$20.65
December 31, 2009	$23.80	$18.75	$23.06
March 31, 2010	$25.56	$21.70	$24.27
June 30, 2010	$28.12	$24.24	$24.30
September 30, 2010	$26.28	$22.86	$25.58
December 31, 2010	$32.93	$25.69	$32.13
March 31, 2011	$37.97	$31.53	$72.19
June 30, 2011	$39.49	$34.86	$39.49
September 30, 2011	$41.16	$34.05	$37.29
December 31, 2011	$46.45	$36.20	$46.01
March 31, 2012	$56.26	$45.34	$55.89
June 30, 2012	$61.67	$51.27	$53.32
September 28, 2012	$54.20	$43.16	$50.75
December 31, 2012	$54.58	$44.98	$53.62
March 31, 2013	$58.67	$53.21	$56.96
June 28, 2013	$67.10	$56.87	$65.49
September 24, 2013*	$77.33	$76.55	$71.60

*	For the period starting on July 1, 2013 and ending on September 24, 2013.

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a financial services company which provides retail banking services, commercial and corporate banking services, mortgage banking services, brokerage and investment banking services, investment advisory and other consumer and commercial financial services.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-2979, or its CIK Code: 0000072971. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “WFC.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Wells Fargo & Company

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$34.01	$25.48	$29.10
June 30, 2008	$31.49	$23.75	$23.75
September 30, 2008	$39.80	$20.51	$37.53
December 31, 2008	$36.70	$21.76	$29.48
March 31, 2009	$30.00	$8.12	$14.24
June 30, 2009	$28.18	$14.48	$24.26
September 30, 2009	$29.41	$22.87	$28.18
December 31, 2009	$31.38	$25.32	$26.99
March 31, 2010	$31.22	$26.43	$31.12
June 30, 2010	$33.88	$25.60	$25.60
September 30, 2010	$28.57	$23.25	$25.13
December 31, 2010	$31.31	$23.59	$30.99
March 31, 2011	$34.10	$31.20	$41.62
June 30, 2011	$32.40	$25.36	$28.06
September 30, 2011	$29.38	$22.88	$24.12
December 31, 2011	$27.80	$23.18	$27.56
March 31, 2012	$34.47	$28.43	$34.14
June 30, 2012	$34.51	$30.05	$33.44
September 28, 2012	$36.13	$32.85	$34.53
December 31, 2012	$35.97	$31.43	$34.18
March 31, 2013	$38.20	$34.66	$36.99
June 28, 2013	$41.56	$36.27	$41.27
September 24, 2013*	$44.63	$41.08	$41.73

*	For the period starting on July 1, 2013 and ending on September 24, 2013.

Exelon Corporation

According to publicly available information, Exelon Corporation (the “Company”) is a utility services holding company engaged, through its subsidiaries in the energy generation business and in the energy delivery business.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-16169, or its CIK Code: 0001109357. The Company’s stock is listed on the New York Stock Exchange under the ticker symbol “EXC”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Exelon Corporation

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$86.52	$73.04	$81.27
June 30, 2008	$90.92	$82.22	$89.96
September 30, 2008	$91.64	$61.16	$62.62
December 31, 2008	$62.55	$45.00	$55.61
March 31, 2009	$57.81	$40.15	$45.39
June 30, 2009	$51.21	$44.72	$51.21
September 30, 2009	$54.44	$47.75	$49.62
December 31, 2009	$51.61	$46.07	$48.87
March 31, 2010	$49.66	$43.19	$43.81
June 30, 2010	$45.08	$37.63	$37.97
September 30, 2010	$43.09	$37.88	$42.58
December 31, 2010	$44.28	$39.36	$41.64
March 31, 2011	$43.40	$39.95	$30.59
June 30, 2011	$42.84	$39.77	$42.84
September 30, 2011	$44.62	$39.94	$42.61
December 31, 2011	$45.34	$40.73	$43.37
March 31, 2012	$42.07	$38.46	$39.21
June 30, 2012	$39.30	$36.58	$37.62
September 28, 2012	$39.49	$34.87	$35.58
December 31, 2012	$37.48	$28.57	$29.74
March 31, 2013	$34.48	$29.24	$34.48
June 28, 2013	$37.78	$29.90	$30.88
September 24, 2013*	$32.31	$29.74	$30.52

*	For the period starting on July 1, 2013 and ending on September 24, 2013.

Eli Lilly and Company

According to publicly available information, Eli Lilly and Company (the “Company”) discovers, develops, manufactures and sells pharmaceutical products. The Company also has an animal health business segment.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06351, or its CIK Code: 0000059478. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “LLY.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Eli Lilly and Company

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$57.18	$47.77	$51.59
June 30, 2008	$53.06	$45.61	$46.16
September 30, 2008	$49.25	$43.92	$44.03
December 31, 2008	$43.69	$29.91	$40.27
March 31, 2009	$40.57	$27.47	$33.41
June 30, 2009	$35.95	$31.88	$34.64
September 30, 2009	$35.15	$32.40	$33.03
December 31, 2009	$37.51	$32.47	$35.71
March 31, 2010	$37.41	$33.95	$36.22
June 30, 2010	$36.92	$32.25	$33.50
September 30, 2010	$37.77	$33.12	$36.53
December 31, 2010	$38.06	$33.66	$35.04
March 31, 2011	$35.84	$33.63	$52.46
June 30, 2011	$39.15	$34.99	$37.53
September 30, 2011	$39.32	$34.49	$36.97
December 31, 2011	$41.75	$35.58	$41.56
March 31, 2012	$41.80	$38.49	$40.27
June 30, 2012	$42.91	$39.18	$42.91
September 28, 2012	$47.64	$41.98	$47.41
December 31, 2012	$53.81	$45.91	$49.32
March 31, 2013	$56.79	$49.51	$56.79
June 28, 2013	$58.33	$49.06	$49.12
September 24, 2013*	$54.96	$49.92	$52.43

*	For the period starting on July 1, 2013 and ending on September 24, 2013.

Walgreen Co.

According to publicly available information, Walgreen Co. (the “Company”) operates a drugstore chain in the United States. The Company provides its customers with access to consumer goods and services, pharmacy, and health and wellness services. The Company offers its products and services through drugstores as well as via mail, telephone and the Internet.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00604, or its CIK Code: 0000104207. The Company’s common stock is listed on the New York Stock Exchange, under the ticker symbol “WAG”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Walgreen Co.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$38.61	$33.01	$38.09
June 30, 2008	$38.93	$32.51	$32.51
September 30, 2008	$37.27	$30.96	$30.96
December 31, 2008	$29.74	$21.40	$24.67
March 31, 2009	$28.16	$21.50	$25.96
June 30, 2009	$31.72	$26.50	$29.40
September 30, 2009	$37.47	$28.70	$37.47
December 31, 2009	$40.37	$36.61	$36.72
March 31, 2010	$37.49	$33.29	$37.09
June 30, 2010	$37.83	$26.49	$26.70
September 30, 2010	$33.81	$26.36	$33.50
December 31, 2010	$39.48	$33.11	$38.96
March 31, 2011	$43.34	$39.21	$49.99
June 30, 2011	$45.18	$40.83	$42.46
September 30, 2011	$44.14	$32.53	$32.89
December 31, 2011	$35.34	$30.74	$33.06
March 31, 2012	$34.80	$32.63	$33.49
June 30, 2012	$35.93	$28.99	$29.58
September 28, 2012	$36.60	$29.61	$36.44
December 31, 2012	$37.55	$32.16	$37.01
March 31, 2013	$47.68	$37.18	$47.68
June 28, 2013	$50.90	$44.20	$44.20
September 24, 2013*	$56.23	$44.12	$55.39

*	For the period starting on July 1, 2013 and ending on September 24, 2013.

Lockheed Martin Corporation

According to publicly available information, Lockheed Martin Corporation (the “Company”) is a global security and aerospace company principally engaged in the research, design, development, manufacture, integration, and sustainment of advanced technology systems and products. The Company also provides a broad range of management, engineering, technical, scientific, logistic, and information services.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11437, or its CIK Code: 0000936468. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “LMT.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Lockheed Martin Corporation

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$109.78	$99.30	$99.30
June 30, 2008	$109.94	$98.66	$98.66
September 30, 2008	$119.59	$100.26	$109.67
December 31, 2008	$108.85	$67.97	$84.08
March 31, 2009	$85.55	$58.18	$69.03
June 30, 2009	$86.17	$67.31	$80.65
September 30, 2009	$82.49	$73.13	$78.08
December 31, 2009	$78.93	$68.32	$75.35
March 31, 2010	$86.90	$74.41	$83.22
June 30, 2010	$86.92	$74.50	$74.50
September 30, 2010	$76.15	$68.48	$71.28
December 31, 2010	$73.29	$68.04	$69.91
March 31, 2011	$82.27	$69.87	$123.64
June 30, 2011	$81.79	$75.73	$80.97
September 30, 2011	$81.97	$66.87	$72.64
December 31, 2011	$81.52	$71.16	$80.90
March 31, 2012	$90.85	$79.98	$89.86
June 30, 2012	$91.70	$80.82	$87.08
September 28, 2012	$93.80	$86.02	$93.38
December 31, 2012	$94.87	$87.58	$92.29
March 31, 2013	$96.52	$86.70	$96.52
June 28, 2013	$108.85	$94.53	$108.46
September 24, 2013*	$130.84	$106.40	$128.14

*	For the period starting on July 1, 2013 and ending on September 24, 2013.

AT&T Inc.

According to publicly available information, AT&T Inc. (the “Company”) provides local and long-distance phone service, wireless and data communications, Internet access and messaging, IP-based and satellite television, security services, telecommunications equipment and directory advertising and publishing.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-8610, or its CIK Code: 0000732717. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “T.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or any other publicly available information regarding the Company.

Historical Performance of the Common Stock of AT&T Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$41.43	$34.36	$38.30
June 30, 2008	$40.51	$32.76	$33.69
September 30, 2008	$33.30	$27.75	$27.92
December 31, 2008	$29.98	$22.42	$28.50
March 31, 2009	$29.42	$21.72	$25.20
June 30, 2009	$26.83	$23.67	$24.84
September 30, 2009	$27.43	$23.38	$27.01
December 31, 2009	$28.34	$25.31	$28.03
March 31, 2010	$28.58	$24.77	$25.84
June 30, 2010	$26.66	$24.13	$24.19
September 30, 2010	$28.92	$24.29	$28.60
December 31, 2010	$29.44	$27.70	$29.38
March 31, 2011	$30.71	$27.33	$33.42
June 30, 2011	$31.88	$30.13	$31.41
September 30, 2011	$31.68	$27.54	$28.52
December 31, 2011	$30.24	$27.41	$30.24
March 31, 2012	$31.84	$29.16	$31.23
June 30, 2012	$35.71	$30.13	$35.66
September 28, 2012	$38.25	$34.63	$37.70
December 31, 2012	$38.34	$33.14	$33.71
March 31, 2013	$36.86	$33.20	$36.69
June 28, 2013	$39.00	$34.35	$35.40
September 24, 2013*	$35.96	$33.32	$34.09

*	For the period starting on July 1, 2013 and ending on September 24, 2013.

Verizon Communications Inc.

According to publicly available information, Verizon Communications Inc. (the Company) is a provider of communications, information and entertainment products and services to consumers, businesses and governmental agencies.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 333-182749, or its CIK Code: 12969897. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “VZ”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Verizon Communications Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$40.42	$31.46	$33.91
June 30, 2008	$36.99	$32.03	$33.08
September 30, 2008	$33.49	$28.61	$29.98
December 31, 2008	$31.98	$23.43	$31.68
March 31, 2009	$32.37	$24.46	$28.22
June 30, 2009	$30.86	$26.92	$28.71
September 30, 2009	$30.19	$26.74	$28.28
December 31, 2009	$31.52	$26.76	$30.96
March 31, 2010	$31.15	$26.51	$28.98
June 30, 2010	$29.40	$25.16	$26.18
September 30, 2010	$32.86	$26.28	$32.59
December 31, 2010	$35.78	$31.90	$35.78
March 31, 2011	$38.46	$34.30	$46.38
June 30, 2011	$38.61	$35.12	$37.23
September 30, 2011	$37.82	$33.12	$36.80
December 31, 2011	$40.12	$35.35	$40.12
March 31, 2012	$39.78	$37.21	$38.23
June 30, 2012	$44.44	$36.80	$44.44
September 28, 2012	$45.89	$42.25	$45.57
December 31, 2012	$47.26	$41.40	$43.27
March 31, 2013	$49.48	$41.51	$49.15
June 28, 2013	$53.91	$48.30	$50.34
September 24, 2013*	$51.49	$45.91	$47.27

*	For the period starting on July 1, 2013 and ending on September 24, 2013.

Darden Restaurants, Inc.

According to publicly available information, Darden Restaurants, Inc. (the “Company”) is a restaurant company that owns and operates restaurants in the United States and Canada. The Company’s restaurants include Red Lobster®, Olive Garden®, LongHorn Steakhouse®, The Capital Grille®, Bahama Breeze®, Seasons®, Eddie V’s Prime Seafood® and Wildfish Seafood Grille®.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13666, or its CIK Code: 0000940944. The Company’s common stock is listed on New York Stock Exchange under the ticker symbol “DRI.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Darden Restaurants, Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$34.35	$20.99	$32.55
June 30, 2008	$37.45	$30.65	$31.94
September 30, 2008	$37.01	$27.27	$28.63
December 31, 2008	$28.86	$13.54	$28.18
March 31, 2009	$37.01	$23.55	$34.26
June 30, 2009	$40.26	$31.94	$32.98
September 30, 2009	$37.12	$31.19	$34.13
December 31, 2009	$35.94	$30.31	$35.07
March 31, 2010	$44.97	$33.88	$44.54
June 30, 2010	$48.68	$38.85	$38.85
September 30, 2010	$45.67	$37.61	$42.78
December 31, 2010	$50.43	$42.99	$46.44
March 31, 2011	$50.10	$45.18	$47.76
June 30, 2011	$52.03	$46.54	$49.76
September 30, 2011	$53.63	$42.75	$42.75
December 31, 2011	$48.94	$41.53	$45.58
March 31, 2012	$53.03	$44.02	$51.16
June 30, 2012	$53.75	$48.76	$50.63
September 28, 2012	$57.21	$49.05	$55.75
December 31, 2012	$56.04	$44.44	$45.07
March 31, 2013	$51.68	$44.64	$51.68
June 28, 2013	$54.66	$48.77	$50.48
September 24, 2013*	$51.89	$46.21	$45.78

*	For the period starting on July 1, 2013 and ending on September 24, 2013.

Intel Corporation

According to public available information, Intel Corporation (the “Company”) designs and manufactures advanced integrated digital technology platforms. The Company also develops and sells software and services primarily focused on security and technology integration.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-06217, or its CIK Code: 0000050863. The Company’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “INTC.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the Company’s SEC filings or of any other publicly available information regarding the Company.

Historical Performance of the Common Stock of Intel Corporation

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$25.35	$18.61	$21.18
June 30, 2008	$25.00	$20.69	$21.48
September 30, 2008	$24.52	$17.27	$18.73
December 31, 2008	$18.52	$12.23	$14.66
March 31, 2009	$15.82	$12.08	$15.05
June 30, 2009	$16.64	$15.00	$16.55
September 30, 2009	$20.32	$15.94	$19.57
December 31, 2009	$20.83	$18.50	$20.4
March 31, 2010	$22.68	$19.01	$22.26
June 30, 2010	$24.21	$19.45	$19.45
September 30, 2010	$21.78	$17.72	$19.23
December 31, 2010	$21.91	$18.87	$21.03
March 31, 2011	$22.14	$19.82	$20.46
June 30, 2011	$23.87	$19.49	$22.16
September 30, 2011	$23.23	$19.20	$21.33
December 31, 2011	$25.66	$20.62	$24.25
March 31, 2012	$28.19	$24.54	$28.11
June 30, 2012	$29.18	$25.04	$26.65
September 28, 2012	$26.88	$22.51	$22.68
December 31, 2012	$22.84	$19.36	$20.63
March 31, 2013	$22.68	$20.23	$21.85
June 28, 2013	$25.47	$20.94	$24.22
September 24, 2013*	$24.24	$21.90	$23.69

*	For the period starting on July 1, 2013 and ending on September 24, 2013.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of this pricing supplement. The Agent will commit to take and pay for all of the Notes, if any are taken.

Delivery of the notes will be made against payment for the notes on or about the Issue Date indicated on the cover of this pricing supplement, which is the fourth business day following the Initial Valuation Date (that is, the notes will have a settlement cycle referred to as “T+4”). For a description of considerations in connection with notes that are issued on a day later than the third business day following the inception date, please see “Plan of Distribution” in the accompanying prospectus supplement.